SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549



                                FORM 8-K



                             CURRENT REPORT



                   Pursuant to Section 13 or 15(d) of
                   The Securities Exchange Act of 1934





       Date of Report (Date of earliest event reported):  May 22, 1996



                            IES INDUSTRIES INC.
         (Exact name of registrant as specified in its charter)



       Iowa                           1-9187                42-1271452
(State or other                    (Commission           (I.R.S. Employer
jurisdiction of                     File No.)           Identification No.)
 incorporation)


                      IES Tower, Cedar Rapids, Iowa  52401
      (Address of principal executive offices, including zip code)


                              (319) 398-4411
                     (Registrant's telephone number)


Item 5.  Other Events.

      On November 10, 1995, IES Industries Inc., a holding company incorporated under the laws of the State of Iowa (IES), WPL Holdings, Inc., a holding company incorporated under the laws of the State of Wisconsin (WPLH), and Interstate Power Company, an operating public utility incorporated under the laws of the State of Delaware (IPC), among others, entered into an Agreement and Plan of Merger, providing for the strategic three-way business combination of IES, WPLH and IPC (hereinafter referred to as the "Merger"). In the Merger, WPLH, as the surviving company, will change its name to Interstate Energy Corporation (Interstate Energy).

     On May 22, 1996, IES, WPLH and IPC entered into an amendment to the Agreement and Plan of Merger (the Agreement and Plan of Merger as so amended is hereinafter referred to as the "Merger Agreement") to recognize the increase in value associated with IES's investment in McLeod, Inc., a telecommunications service provider based in Cedar Rapids, Iowa (McLeod), and to set forth the requirements in the event IES Utilities Inc., a wholly-owned subsidiary of IES, is required, pursuant to Wisconsin law, to reincorporate to be a Wisconsin corporation.

      As a result of the amendment, the Merger Agreement provides that if, among other things, McLeod completes a proposed initial public offering of its Class A Common Stock at a price equal to or greater than $13.00 per share prior to the closing date of the Merger, then each outstanding share of common stock, no par value, of IES (the "IES Common Stock") will be cancelled and converted into the right to receive 1.01 shares of common stock, par value $.01 per share, of Interstate Energy (the "Interstate Energy Common Stock") rather than the .98 shares of Interstate Energy Common Stock each outstanding share of IES Common Stock was entitled to receive under the terms of the original Agreement and Plan of Merger. However, in the event, among other things, a public offering of McLeod's Class A Common Stock is not completed by such time or the offering is priced at less than $13.00 per share, the IES share exchange ratio will remain at .98. The Merger Agreement continues to provide that each outstanding share of common stock, par value $3.50 per share, of IPC will be cancelled and converted into the right to receive
1.11 shares of Interstate Energy Common Stock and that the outstanding shares of common stock, par value $.01 per share, of WPLH will remain unchanged and outstanding as shares of Interstate Energy Common Stock.

      The Merger Agreement and the press release issued in connection with the execution of the amendment thereto are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The brief summary of certain revised provisions of the Merger Agreement set forth above is qualified in its entirety by reference to that agreement.

Item  7.   Financial  Statements, Pro Forma  Financial  Information  and
           Exhibits.

(c)  Exhibits

     2(a) Amendment  No.  1  to Agreement and Plan of Merger  and  Stock
          Option Agreements, dated May 22, 1996, by and among IES Industries Inc., WPL Holdings, Inc., Interstate Power Company, AMW Acquisition, Inc., WPLH Acquisition Co. and Interstate Power Company.

     2(b) Agreement  and Plan of Merger, dated as of November 10,  1995, by and among IES Industries Inc., WPL Holdings, Inc., Interstate Power Company and AMW Acquisition, Inc. (Filed as
          Exhibit 2.1 to IES's Current Report on Form 8-K, dated
          November 10, 1995).

     99 IES Industries Inc., WPL Holdings, Inc. and Interstate Power Company Press Release, dated May 22, 1996.



                               SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                              IES INDUSTRIES INC.
                                                 (Registrant)




                          By /s/             Stephen W. Southwick
                                                 (Signature)
                                             Stephen W. Southwick
                                 Vice President, General Counsel & Secretary


Date:     May 24, 1996